Exhibit 10.1
EQUITY PURCHASE AGREEMENT
     THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is made as of July 10, 2008, between Lime Energy Co., a Delaware corporation (“Company”), and Duke Ventures, LLC, formerly known as Cinergy Ventures, LLC (“Purchaser”).
RECITALS
     Purchaser, an existing shareholder of the Company, loaned $150,000 to a subsidiary of the Company, Maximum Performance Group, Inc., pursuant to a demand note dated March 26, 2005 (the “Note”).
     Purchaser has expressed an interest in acquiring additional stock of the Company and proposes to pay for such stock by applying the principal and accrued interest under the Note, which totals $200,372.52 as of the date of this Agreement.
     The Purchaser has agreed to pay $6.10 per share for the additional stock, which is the opening price on The Nasdaq Capital Market on the date of this Agreement.
     The Company and Purchaser desire to enter into an agreement pursuant to which Purchaser will commit to purchase (using the Note Proceeds), and the Company will commit to sell, 32,848 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in exchange for cancellation of the Note. All of such shares of Common Stock are referred to herein as the “Shares.”
     The parties hereto agree as follows:
     1. Share Purchase. Upon execution of this Agreement, Purchaser will purchase, and the Company will sell, 32,848 shares of Common Stock for $200,372.52, or $6.10 per share. The Company will deliver to Purchaser a certificate representing the Shares, and Purchaser hereby acknowledges that effective upon such issuance of shares the Note will be cancelled in full satisfaction of the purchase price for the Shares.
     2. Representations and Warranties of Purchaser. In connection with the purchase and sale of the Shares pursuant hereto, Purchaser represents and warrants to the Company that:
     (a) Purchaser is acquiring the Shares for its own account with the present intention of holding such securities for purposes of investment, and has no intention of selling such securities in a public distribution in violation of the federal securities laws. Each certificate for the Stock shall be imprinted with a legend in substantially the following form:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD,

TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”
     (b) Purchaser has received all the information such Purchaser considers necessary or appropriate for deciding whether to acquire the Shares. Purchaser further represents that Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares and the business, properties, prospects and financial condition of the Company.
     (c) Purchaser is an “accredited investor” as such term is defined in Regulation D of the Securities Act of 1933.
     (d) Purchaser understands that the Shares are not currently being registered under the Securities Act by reason of the contemplated issuance in a transaction exempt from registration and prospectus delivery requirements of the Securities Act pursuant to Regulation D and/or Section 4(2) thereof.
     (e) All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. This Agreement, when executed and delivered, will be the valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.
     3. Representations and Warranties of Company. In connection with the purchase and sale of the Shares pursuant hereto, the Company represents and warrants to Purchaser that:
     (a) Organization and Authority. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.
     (b) Due Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. This Agreement, when executed and delivered, will be the valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     (c) Ownership and Qualification. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and to carry out the provisions of this Agreement and the Stockholders Agreement (as defined below) and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company’s business, properties, assets, results of operations or financial condition.
     (d) Duly Authorized Shares. On the date hereof, the Company shall transfer to Purchaser good title to the Shares, validly issued and nonassessable, free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than applicable federal and state securities law restrictions.
     4. Cancellation of the Note. Contemporaneously with the execution of this Agreement, Purchaser will delivery the originally copy of the Note to the Company, which will be marked “CANCELLED.”
     5. Notices. All notices, requests, demands or other communications (“Notices”) required to be given pursuant to this Agreement by any party shall be in writing and shall be delivered by (a) certified mail, postage prepaid, return receipt requested, (b) commercial overnight courier service with signature required for delivery, or (c) electronic mail (with confirmation of successful transmission). If the Notice is given by mail or courier service, delivery shall be evidenced by the certified mail return receipt, or the commercial courier’s standard method of confirming delivery. If the Notice is sent by electronic mail, delivery shall be conclusively deemed made the first business day following successful transmission. Notices shall be provided to the following addresses (any of which may be changed upon like notice to the other party to this Agreement).
     If to the Company:
Lime Energy Co.
1280 Landmeier Road
Elk Grove Village, Illinois 60007
Attention: Jeffrey Mistarz
Telephone No.: 847.437.1666
Email to jmistarz@lime-energy.com
     If to the Purchaser, at the address set forth following Purchaser’s signature.

     6. General Provisions.
     (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     (b) Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
     (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of, and be enforceable by, Purchaser, the Company, and their respective successors and assigns.
     (e) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
     (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
     (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Purchaser. No cause of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
     (h) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in Chicago, Illinois, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     (i) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.
[The next page is the signature page.]
********************

     IN WITNESS WHEREOF, the parties hereto have executed this Equity Purchase Agreement as of the date first written above.

COMPANY: Lime Energy Co.
By:	/s/ Jeffrey Mistarz
Name:	Jeffrey Mistarz
Its:	Chief Financial Officer

PURCHASER: Duke Ventures, LLC (formerly known as Cinergy Ventures, LLC)
By:	/s/ Greg Wolf
Name:	Greg Wolf
Its:	President

Purchaser’s Address for Notices:

Tel:
Fax: